Exhibit 10.1

EMPLOYMENT AGREEMENT

Amendment

In connection with the ongoing employment agreement (“Employment Agreement”) between Quotient Limited (“Employer”) and Christopher Lindop (Executive) (collectively the “Parties”) dated February 9, 2017, the Parties agree as of April 5, 2018 to amend paragraph 4 of the Agreement as follows:

“Employer shall reimburse Executive for one business class flight per year for his wife to return to the USA” is hereby amended to read “Employer shall reimburse Executive for one business class flight per calendar month for his wife to return to the USA.”

Employer: QUOTIENT LIMITED

By: /s/ Franz Walt

         Name: Franz Walt

Title: Interim CEO

By: /s/ Christopher Lindop

Name: Christopher Lindop

Title: Executive